SECURITIES PURCHASE AGREEMENT

among

ACCESS INTEGRATED TECHNOLOGIES, INC.

and

THE PURCHASERS REFERRED TO HEREIN

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS	1

1.1	Definitions	1

ARTICLE II	PURCHASE AND SALE	4

2.1	Closing	4

2.2	Deliveries	4

2.3	Closing Conditions	5

ARTICLE III	REPRESENTATIONS AND WARRANTIES	6

3.1	Representations and Warranties of the Company	6

3.2	Representations and Warranties of the Purchasers	18

ARTICLE IV	OTHER AGREEMENTS OF THE PARTIES	21

4.1	Transfer Restrictions	21

4.2	Furnishing of Information	22

4.3	Integration	22

4.4	Securities Laws Disclosure; Publicity; Confidentiality	22

4.5	Form D; Blue Sky Filings	23

4.6	Shareholder Rights Plan	23

4.7	Non-Public Information	23

4.8	Use of Proceeds	23

4.9	Indemnification of Purchasers	24

4.10	Reservation of Common Stock	24

4.11	Listing of Common Stock	25

4.12	Equal Treatment of Purchasers	25

4.13	Short Sales and Confidentiality After the Date Hereof	25

4.14	Reasonable Best Efforts	26

4.15	Piggyback Registrations	26

4.16	Registration Procedures	27

4.17	Participation in Registrations	30

ARTICLE V	MISCELLANEOUS	30

5.1	Termination	30

5.2	Fees and Expenses	31

5.3	Entire Agreement	31

5.4	Notices	31

  i

TABLE OF CONTENTS
(continued)

Page

5.5	Amendments; Waivers	31

5.6	Headings	31

5.7	Successors and Assigns	31

5.8	No Third-Party Beneficiaries	32

5.9	Governing Law	32

5.10	Survival	32

5.11	Execution	33

5.12	Severability	33

5.13	Rescission and Withdrawal Right	33

5.14	Replacement of Securities	33

5.15	Remedies	33

5.16	Payment Set Aside	33

5.17	Independent Nature of Purchasers’ Obligations and Rights	34

5.18	Liquidated Damages	34

5.19	Construction	34

ii

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 10, 2009, among Access Integrated Technologies, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, an aggregate of 4 shares of Series A 10% Non-Voting Cumulative Preferred Stock (the “Series A Preferred Stock”) of the Company as more fully described in this Agreement; and

WHEREAS, the Purchasers, severally, and not jointly, wish to purchase from the Company and the Company wishes to sell and issue to the Purchasers, upon the terms and conditions stated in this Agreement, the number of shares of Series A Preferred Stock set forth on each Purchaser’s signature page, at a purchase price of $500,000 per share;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I  DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(k).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Certificate of Designations” means the certificate of designations setting forth the powers, preferences and rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock, in the form attached as Exhibit B hereto.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Class A Common Stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter have been reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Kelley Drye & Warren LLP.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Dividend Shares” means any shares of Common Stock issued in payment of dividends on the Series A Preferred Stock.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, or preemptive right.

“Majority Holders” means the holder(s) of a  majority of the Shares.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prior Offering” means the prior offer and sale to one purchaser of four (4) shares of Series A Preferred Stock and a warrant to purchase up to 700,000 shares of Common Stock by the Company.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.9.

“Redemption Shares” means any shares of Common Stock issued upon redemption of the Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Warrant, the Warrant Shares, the Dividend Shares and the Redemption Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the Series A Callable 10% Non-Voting Cumulative Preferred Stock of the Corporation, represented by certificates in the form attached as Exhibit C hereto.

“Shares” means the shares of Series A Preferred Stock issued to each Purchaser pursuant to this Agreement.

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Securities purchased hereunder as specified on such Purchaser’s signature page, in United States Dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question:  the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq

Capital Market, the OTC Bulletin Board, or any other recognized exchange or automated quotation system.

“Transaction Documents” means this Agreement, the Warrant and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrant” means a warrant to purchase shares of Common Stock, such that each Purchaser shall receive a warrant to purchase 175,000 shares of Common Stock for each share of Series A Preferred Stock being purchased by that Purchaser, and such warrant shall have the terms and conditions set forth in Exhibit D attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

ARTICLE II  PURCHASE AND SALE

2.1           Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to issue and sell to the Purchasers, and each Purchaser agrees to purchase, severally and not jointly, the number of Shares and Warrants set forth on each Purchaser’s signature page, at a purchase price of $500,000 per Share.  Each Purchaser shall deliver to the Company via wire transfer to the account as specified in writing by the Company immediately available funds equal to its Subscription Amount and the Company shall deliver to each Purchaser their respective Shares and Warrants as determined pursuant to Section 2.2(a) and the other items set forth in Section 2.2 issuable at the Closing.  Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178, or such other location as the parties shall mutually agree.

2.2           Deliveries.

(a)           On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)           this Agreement duly executed by the Company;

(ii)           one or more stock certificates, substantially in the form of Exhibit C attached hereto, representing the Shares being purchased by such Purchaser, and registered in the name of such Purchaser, as set forth on each Purchaser’s signature page;

(iii)           Warrants to purchase such number of shares of Common Stock as is set forth on each Purchaser’s signature page;

(iv)           a legal opinion of Gary S. Loffredo, general counsel of the Company.

(v)           a secretary’s certificate, dated as of the Closing Date, certifying as to (A) the incorporation and good standing of the Company in the State of Delaware based upon a certificate issued by the Secretary of State of the State of Delaware as of a date within thirty (30) days of the Closing Date, (B) the Resolutions (as defined in Section 2.3(b)(iv) below), (C) the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended, certified as of a date within ten (10) days of the Closing Date, including a Certificate of Designations, substantially in the form of Exhibit B attached hereto, and (D) the bylaws of the Company, each as in effect as of the Closing Date;

(vi)           such other documents relating to the transactions contemplated by the Transaction Documents as such Purchaser or its counsel may reasonably request.

(b)           On the Closing Date, each Purchaser (or, in the case of (iii), the parties thereto) shall deliver or cause to be delivered to the Company the following:

(i)           this Agreement duly executed by such Purchaser;

(ii)           such Purchaser’s Subscription Amount by wire transfer to the account as specified in writing by the Company;

(iii)           such other documents relating to the transactions contemplated by the Transaction Documents as the Company or its counsel may reasonably request.

2.3           Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii)           all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

(iii)           the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

(b)           The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy on the Closing Date of the representations and warranties of the Company contained herein;

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)           the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)           The board of directors of the Company shall have approved the transactions contemplated hereby and shall have adopted resolutions consistent with Section 3.1(c) below and in a form reasonably acceptable to such Purchaser (the “Resolutions”);

(v)           the Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware;

(vi)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE III  REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  Except as set forth under the corresponding section of the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof, the Company hereby represents and warrants as of the date hereof and as of the Closing Date to each Purchaser as follows:

(a)           Subsidiaries.  All of the direct and indirect Subsidiaries of the Company are set forth on Schedule 3.1(a).  Except as indicated on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and to the Company’s knowledge no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)           No Conflicts.  Except as set forth on Schedule 3.1(d), the execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities, the consummation by the Company of the other transactions contemplated hereby and thereby and the consummation by the Company of the Prior Offering do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents or in connection with the Prior Offering, other than (i) filings required pursuant to Section 4.5 of this Agreement or consents listed on Schedule 3.1(d), (ii) application(s), if applicable, to each applicable Trading Market for the issuance and listing of the Warrant Shares the Dividend Shares and the Redemption Shares for trading thereon in the time and manner required thereby, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)           Issuance of the Securities.  The Securities, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable,

free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares.

(g)           Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g).  Except as set forth on Schedule 3.1(g), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as set forth on Schedule 3.1(g), except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except as otherwise provided in this Agreement, no further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)           SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the

Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)           No Undisclosed Events, Liabilities or Developments.  Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3(i), no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed before one (1) Trading Day prior to the date that this representation is made.

(j)           Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission and (C) expenses incurred in connection with the transactions contemplated hereunder, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.  The Company does not have pending before the Commission any request for confidential treatment of information.

(k)           Litigation.  Except as set forth in the SEC Reports or on Schedule 3.1(k), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer of the Company nor any director or officer of any Subsidiary that served as a director or officer of such Subsidiary following the formation or acquisition of such Subsidiary by the Company, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l)           Labor Relations.  Except as set forth on Schedule 3.1(l), no material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.  Except for four employees of one Subsidiary, none of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S.  federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)           Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment; except in each case as could not have a Material Adverse Effect.

(n)           Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)           Title to Assets.  Except as set forth on Schedule 3.1(o), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(p)           Intellectual Property Rights.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar intellectual property rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)           Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage.  To the best knowledge of the Company, such insurance contracts and policies are accurate and complete.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)           Transactions with Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(s)           Sarbanes-Oxley.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  The Company has established disclosure controls and procedures (as defined in Exchange Act

Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined under the Exchange Act and applicable to the Company) or, to the knowledge of the Company, in other factors that could significantly affect the Company’s internal controls.

(t)           Certain Fees.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for any brokerage or finder’s fees or commissions payable to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person in connection with the transactions contemplated by the Transaction Documents.

(u)           Private Placement.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.  The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.  No approval of the stockholders of the Company is required for the Company to issue and deliver the Securities to the Purchaser as contemplated by the Transaction Documents or to issue and deliver the securities to the other purchasers as contemplated by the Prior Offering, including such as may be required pursuant to Nasdaq Rule 4350(i).

(v)           Investment Company.  The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(w)           Registration Rights.  Other than each of the Purchasers or as disclosed in the Company’s SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(x)           Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(y)           Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(z)           Disclosure.  The Company confirms that, neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information.  The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct in all material respects with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, and when taken as a whole, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(aa)           No Integrated Offering.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, which are or will be integrated with this offering of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or require the approval of the Company’s stockholders under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(bb)           Solvency.  Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder and to the Company’s knowledge, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid for the foreseeable future.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to reasonably believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(cc)           Tax Status.  Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(dd)           No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ee)           Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ff)           Accountants.  The Company’s accountants are set forth on Schedule 3.1(ff) of the Disclosure Schedule.  To the knowledge of the Company, such accountants, who have expressed their opinion with respect to the financial statements to be included in the

Company’s Annual Report on Form 10-K for the year ending March 31, 2008, are a registered public accounting firm as required by the Securities Act.

(gg)           Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(hh)           Acknowledgement Regarding Purchasers’ Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 4.15 hereof), it is understood and agreed by the Company (i) that none of the Purchasers have been asked to agree, nor, to the knowledge of the Company, has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Purchaser, and counter parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ii)           Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than for the placement agent’s placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(jj)           Form S-3 Eligibility.  The Company is eligible to register the resale of the Warrant Shares, the Dividend Shares and Redemption Shares by the Purchasers on Form S-3 promulgated under the Securities Act.

(kk)           Employee Benefits.

1.           Except as set forth in Schedule 3.1(kk), the Company has no (i) written or unwritten contracts of employment with a director or an employee of the Company, (ii) profit sharing, pension, retirement, bonus incentive, compensation, option or benefit plan, employment, consulting or severance contract, or (iii) employee stock option, stock purchase, stock appreciation right or phantom stock option plans or any other equity compensation plan or arrangements.  No outstanding liability has been incurred by the Company for breach of any contract of employment or promise related to employment. The transactions contemplated herein shall not cause or otherwise trigger or accelerate any payment or benefit obligation to any director, officer, employee, agent, or contractor pursuant to a change of control or other provision in a contract, agreement, plan or policy, nor shall such transactions cause the vesting of any other rights or entitlements thereunder or constitute an excess parachute payment as defined in 280G(b)(1) of the Code.

2.           Except as set forth in Schedule 3.1(kk), with respect to current and former employees, neither the Company nor any ERISA Affiliate maintains, contributes to or has or had any obligation to contribute to or any liability with respect to any (i) employee pension benefit plans (as defined in Section 3(2) of Employee Retirement Income Security Act of 1974, as amended (hereinafter “ERISA”) (the “Employee Pension Plans”); (ii) employee welfare benefit plans (as defined in Section 3(1) of ERISA (the “Employee Welfare Plans”); or (iii) plan, policy, program or arrangement which provides nonqualified deferred compensation benefits or any other material program, plan, policy or arrangement which provides any health, life, disability, accident, vacation, tuition reimbursement or other fringe benefits (“Other Plans”).  Except as set forth on Schedule 3.1(kk), neither the Company nor any ERISA Affiliate participates in or contributes to or has participated in or contributed to any multiemployer plan (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”).  Except as set forth on Schedule 3.1(kk), neither the Company nor any ERISA Affiliate maintains, has maintained, or has or had any obligation to contribute to (or any other liability with respect to) any funded or unfunded Employee Welfare Plan, Multiemployer Plan or Other Plan which provides post retirement health, accident or life insurance benefits to current or former employees, current or former independent contractors, current or future retirees, their spouses, dependents or beneficiaries, other than health benefits required to be provided to former employees, their spouses and other dependents under Code Section 4980B.  Neither the Company nor any ERISA Affiliate has withdrawn from any Multiemployer Plan in a complete withdrawal within the meaning of Section 4203 of ERISA or a partial withdrawal within the meaning of Section 4205 of ERISA at any time.  No Employee Welfare Plan is self-insured by the Company.  Any Employee Pension Plan, Employee Welfare Plan, Other Plan and Multiemployer Plan of the Company shall be referred to herein collectively as the “Employee Plans”.  All plans maintained by the Company providing benefits have been maintained and operated in material compliance will relevant laws that apply to the plans.

3.           Each Employee Plan has been established, maintained and administered in material accordance with its terms and with all provisions of ERISA

(including rules and regulations thereunder), the Code and other applicable law.  Neither the Company nor any “party in interest” or any “disqualified person” with respect to the Employee Plans has engaged in a “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA or engaged in a similar transaction with respect to any Employee Plans.

4.           Each Employee Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the Employee Plan satisfies the requirements of Section 401(a) of the Code and that its related trust is exempt from taxation under Section 501(a) of the Code and there are no facts or circumstances that could reasonably be expected to cause the loss of such qualification or the imposition of material liability, penalty or tax under ERISA, the Code or other applicable laws (including the rules and regulations under any of them).  No actions, investigations, audits, suits or claims with respect to any Employee Plan are current, pending or threatened, and there are no facts that reasonably would be expected to give rise to any such actions, suits or claims against any Employee Plan, any fiduciary with respect to a Employee Plan or the assets of a Employee Plan (other than routine claims for benefits).

5.           Each Section 409A Plan has been administered in good faith compliance with Section 409A of the Code for the period beginning January 1, 2005 through the Closing and by its written terms, is in compliance with Section 409A of the Code and the regulations thereunder.

6.           No Employee Plan is maintained outside the jurisdiction of the United States, or covers any employee residing or working outside the United States.

7.           “ERISA Affiliate,” as applied to any Person, means (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.  Any former ERISA Affiliate of the Company shall continue to be considered an ERISA Affiliate within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Company and with respect to liabilities relating to such former ERISA Affiliate arising after such period for which the Company could be liable under the Code or ERISA

(ll)           Executive Officers and Directors.  No executive officer of the Company has notified the Company of his or her intent to leave the employment of the Company.  To the Company’s knowledge, no executive officer or director of the Company or any Subsidiary has effected any purchases or sales of securities of the Company based on their discussions or knowledge of the transactions contemplated by this Agreement.

(mm)                      Studios.  To the Company’s knowledge, none of the five studios, consisting of Fox, Disney, Paramount, Universal and Lionsgate, that have signed agreements with the Company as part of the Company’s Phase II deployment plan has threatened to terminate any agreement or its relationship with the Company.

(nn)           Prior Offering. Prior to the date hereof, the Company issued four (4) shares of Series A Preferred Stock to one or more other investors in exchange for an aggregate purchase price of $2,000,000 in cash, which cash amount was received in full by the Company prior to the date hereof, on terms that are, individually and in the aggregate, no more favorable than the terms being given by the Company to the Purchaser in connection with the Securities and the transactions contemplated hereby.

Each of the Purchasers acknowledges and agrees that the Company has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1.

3.2           Representations and Warranties of the Purchasers.  Each Purchaser hereby, for itself and for no other Purchaser, severally represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Organization; Authority.  Such Purchaser, if an entity, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.  Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)           Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and at the date hereof it is:  (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser was not organized for the purpose of acquiring the Securities and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           Certain Trading Activities.  Such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any direct or indirect purchases or sales in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the time that such Purchaser was first contacted by the Company or any other Person regarding the investment in the Company contemplated by this Agreement.  Such Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any direct or indirect purchases or sales in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company in the manner set forth in Section 4.4.  Such Purchaser has maintained, and covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company in the manner set forth in Section 4.4 such Purchaser will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g)           Access to Information.  Such Purchaser acknowledges that it has reviewed the SEC Reports and the Transaction Documents and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospectus sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Securities.  Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Transaction Documents, and the Company’s representations and warranties contained in the Transaction Documents.

(h)           Fees and Commissions.  Such Purchaser has not retained any intermediary with respect to the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company from any liability for any compensation to any intermediary retained by such Purchaser and the fees and expenses of defending against such liability or alleged liability.

(i)           Consents.  All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated therein have been obtained and are effective as of the date hereof.

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV  OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.  Each Purchaser acknowledges and understands, severally and not jointly, that (i) the Securities may only be disposed of in compliance with state and federal securities laws and (ii) in connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.  Any transfer or purported transfer of the Securities in violation of this Section 4.1 shall be void.

The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities (and any certificates or instruments representing the Securities) in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, with respect to the Warrant Shares, Dividend Shares or Redemption Shares, if registered pursuant to Section 4.15 below, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

4.2           Furnishing of Information.  As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Purchaser owns any of the Securities, but only until all of such Securities may be sold under Rule 144(b)(i), if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4           Securities Laws Disclosure; Publicity; Confidentiality.  No later than 5:30 p.m. eastern time on the fourth Trading Day following the Closing Date the Company shall cause a Current Report on Form 8-K to be transmitted to the Commission for filing, which Form 8-K shall be reasonably acceptable to each Purchaser, disclose the material terms of the transactions contemplated hereby, and shall attach forms of the Transaction Documents thereto.  The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and no Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the Company with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with a registration statement that includes the resale of Warrant Shares Dividend Shares or Redemption Shares under Section 4.15 below and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii).  In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Purchaser shall have the right to make public disclosure in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents, provided that such Purchaser gives the Company at least two (2) Trading Days’ notice of its intention to make such public disclosure and provides such intended disclosure to the Company.  No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure.

4.5           Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing and issuance to the Purchasers pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.6           Shareholder Rights Plan.  No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Purchaser is an “Acquiring Person”

under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.7           Non-Public Information.  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.8           Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder and the Prior Offering for (1) first, the payment of any existing outstanding indebtedness set forth on Schedule 4.8, including interest thereon, of the Company under its outstanding 2007 10% senior notes (the “2007 Notes”) for payments due through and including March 31, 2009 and, second, (2) the expansion of its digital cinema rollout plans, (3) working capital and (4) other general corporate purposes including acquisitions.

4.9           Indemnification of Purchasers.  Subject to the provisions of this Section 4.9, the Company will indemnify and hold the Purchasers and their directors, officers, shareholders, members, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party.  The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.

4.10           Reservation of Common Stock.

(a)           As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Warrant Shares pursuant to the Transaction Documents.

(b)           If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than maximum number of issuable Warrant Shares, then the Board of Directors of the Company shall use commercially reasonable efforts to promptly amend the Company’s certificate of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the maximum number of issuable Warrant Shares.

(c)           The Company shall, if applicable:  (i) in the time and manner required by the Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the maximum number of issuable Warrant Shares and any Dividend Shares and Redemption Shares it reasonably anticipates issuing, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on the Trading Market promptly thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on any date at least equal to the maximum number of issuable Warrant Shares and outstanding Dividend Shares and Redemption Shares on such Trading Market or another Trading Market.

4.11           Listing of Common Stock.  The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock on a Trading Market, and as soon as reasonably practicable following the Closing, to list, if applicable, all of the Warrant Shares and any Dividend Shares and Redemption Shares it reasonably anticipates issuing on such Trading Market.  The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Warrant Shares and any outstanding Dividend Shares and Redemption Shares, and will take such other action as is necessary to cause all of the Warrant Shares and any outstanding Dividend Shares and Redemption Shares to be listed on such other Trading Market as promptly as possible.  The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.12           Equal Treatment of Purchasers.  No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  Further, the Company shall not make any payment of dividends on any Shares or redeem any Shares other than in a manner pro rata to all outstanding Shares.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.13           Short Sales and Confidentiality After the Date Hereof.  Each Purchaser severally and not jointly with the other Purchasers covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period after the time such Purchaser and/or the Company started discussing the transactions contemplated in this Agreement and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.4.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.4, such Purchaser will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.4.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.14           Reasonable Best Efforts.  Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 2.3 of this Agreement.

4.15           Registration Rights.

(a)           Right to Demand.  At any time between the six (6) month anniversary of the date hereof and the later of the date upon which (i) all of the Warrant Shares, Dividend Shares and Redemption Shares are sold or may be sold without  any limitation during any three (3) month period under Rule 144 promulgated under the Securities Act, the Purchasers may demand by providing written notice to the Company (the “Demand Notice”) that the Company register the resale of all or a portion of their Warrant Shares, Dividend Shares and/or Redemption Shares under the Securities Act (a “Demand Registration”) on a Form S-3 (or similar form then in effect) promulgated by the Commission under the Securities Act); provided that the Purchasers may not make more than four (4) separate Demands Registrations under this Section 4.15(a)  and provided further that a demand to register shares shall not count as one of the four Demand Registrations until such time as a registration statement on Form S-3 (or similar form then in effect) is declared effective by the Commission with respect to an offering and sale of the Warrant Shares, Dividend Shares and Redemption Shares requested to be included by the Purchasers and at least 85% of such Warrant Shares, Dividend Shares and Redemption Shares requested by the Purchasers to be included therein are so included in the effective registration statement.  The Company will use its reasonable best efforts to qualify for the use of a Form S-3

(or similar form then in effect) for the resale of the Warrant Shares, Dividend Shares and/or Redemption Shares.  A Demand Registration may be underwritten at the request of the of the Purchasers, in which case the Purchasers holding a majority of the Warrant Shares, Dividend Shares and/or Redemption Shares to be registered shall select the underwriter(s) that will administer the offering, as long as such underwriter(s) are reasonably satisfactory to the Company.  Except as provided in this Section 4.15(a), the Company will include in such Demand Registration all Warrant Shares, Dividend Shares and/or Redemption Shares for which the Purchasers requested registration.  The Company may delay the filing of a the registration statement for a Demand Registration once for a period of not more than 90 days, if its board of directors reasonably believes that such registration would be detrimental to the best interests of the Company based on market, economic or similar circumstances.  The Company may, at its discretion, include in a Demand Registration shares of Common Stock to be sold by holders other than the Purchasers, subject to the terms of this Section 4.15.

(b)           Right to Piggyback.  If, during the 30 months following the Closing Date, the Company proposes to register any of its securities, other than a Special Registration (as defined below), and the registration form to be filed may be used for the registration or qualification for distribution of Securities, the Company will give prompt written notice to the Purchasers of its intention to effect such a registration (but in no event less than 15 days prior to the anticipated filing date) and, subject to Section 4.15(e), will include in such registration all Warrant Shares, Dividend Shares and Redemption Shares with respect to which the Company has received written requests for inclusion therein within ten (10) business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Warrant Shares, Dividend Shares and/or Redemption Shares from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth (5th) business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 4.15(b) prior to the effectiveness of such registration, whether or not the Purchasers have elected to include Warrant Shares and/or Dividend Shares and Redemption Shares in such registration. “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor forms thereto) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or its direct or indirect Subsidiaries or in connection with dividend reinvestment plans.

(c)           Underwritten Registration.  If the registration referred to in Section 4.15(b) is proposed to be underwritten, the Company will so advise the Purchasers as a part of the written notice given pursuant to Section 4.15(b). In such event, the right of the Purchasers to registration pursuant to Section 4.15(a) or (b) will be conditioned upon such persons’ participation in such underwriting and the inclusion of such person’s Warrant Shares, Dividend Shares and/or Redemption Shares, as applicable, in the underwriting, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Purchasers.

(d)           Registration Expenses.  The Company will pay all registration expenses in connection with any Demand Registration or Piggyback Registration, whether or not any registration or prospectus becomes effective or final.

(e)           Priority on Primary Registrations.  If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, if a Piggyback Registration, the securities the Company proposes to sell, (ii) second, Securities of the Purchasers who have requested registration of Securities pursuant to Sections 4.15, pro rata on the basis of the aggregate number of such Securities owned by each such person and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

4.16           Registration Procedures.  Whenever a Purchaser or any transferee of Warrant Shares, Dividend Shares and/or  Redemption Shares has requested that any Warrant Shares Dividend Shares and/or Redemption Shares be registered pursuant to Section 4.15 of this Agreement, the Company will use its reasonable best efforts to effect the registration and sale of such Warrant Shares, Dividend Shares and/or Redemption Shares as soon as reasonably practicable in accordance with the intended method of disposition thereof and pursuant thereto. The Company shall use its reasonable best efforts to, as expeditiously as possible:

(a)           prepare and file with the Commission a registration statement with respect to the resale of such Warrant Shares, Dividend Shares and/or Redemption Shares, make all required filings with the National Association of Securities Dealers and the Financial Industry Regulatory Authority and thereafter use its reasonable best efforts to cause such registration statement to become effective as soon as reasonably practicable and to remain effective as provided herein;

(b)           prepare and file with the Commission such amendments and supplements to such registration statement as may be necessary to keep such registration statement effective for a period of either (A) not less than (i) six months, (ii) if such registration statement relates to an underwritten offering, such longer period as, based upon the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Securities by an underwriter or dealer or (iii) continuously in the case of shelf registration statements and any shelf registration statement shall be re-filed upon its expiration (or in each case such shorter period ending on the date that the securities covered by such shelf registration statement cease to constitute Warrant Shares or may be sold without any limitation during any three (3) month period under Rule 144 promulgated under the Securities Act) or (B) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act) or pursuant to Rule 144 and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, and cause the related prospectus to be supplemented by any prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such registration statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

(c)           furnish to each seller of Warrant Shares, Dividend Shares and/or Redemption Shares covered by such registration statement such number of copies, without charge, of such registration statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, any other prospectus (including any prospectus filed under Rule 424, Rule 430A or Rule 430B under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriter may reasonably request including in order to facilitate the disposition of the Dividend Shares and/or Redemption Shares owned by such seller, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental entity relating to such offer;

(d)           register or qualify (or exempt from registration or qualification) such Warrant Shares, Dividend Shares and/or Redemption Shares, and keep such registration or qualification (or exemption therefrom) effective, under such other securities or blue sky laws of such jurisdictions as Purchasers of Securities covered by such registration statement reasonably request, and do any and all other acts and things that may be reasonably necessary or reasonably advisable to enable such Purchasers to consummate the disposition in such jurisdictions of the Securities owned by such Purchasers (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)           notify each seller of such Warrant Shares, Dividend Shares and/or Redemption Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event that makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents and, as soon as reasonably practicable, prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, in the case of the registration statement, it will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statement therein, in light of the circumstances in which they were made, not misleading;

(f)           notify each seller of any Warrant Shares, Dividend Shares and/or Redemption Shares covered by such registration statement (i) when such registration statement or the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for any of such purposes, (iv) if at any time the representations and warranties of the Company contained in any corresponding underwriting agreement cease to be true and correct, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(g)           cause all such Warrant Shares, Dividend Shares and/or Redemption Shares to be listed on the Trading Market on which the Common Stock is then listed;

(h)           provide a transfer agent and registrar for all such Warrant Shares, Dividend Shares, and/or Redemption Shares not later than the effective date of such registration statement;

(i)           in the case of certificated Warrant Shares, Dividend Shares and/or Redemption Shares,  cooperate with the Purchasers of such Warrant Shares, Dividend Shares and/or Redemption Shares and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Dividend Shares and/or Redemption Shares to be sold after receiving written representations from each Purchaser of such Dividend Shares and/or Redemption Shares that that the Warrant Shares, Dividend Shares and/or Redemption Shares represented by the certificates so delivered by such Purchaser will be transferred in accordance with the registration statement, and enable such Warrant Shares, Dividend Shares and/or Redemption Shares to be in such denominations and registered in such names as the Purchasers or managing underwriters, if any, may request at least two business days prior to any sale of Warrant Shares, Dividend Shares and/or Redemption Shares;

(j)           otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and any applicable national securities exchange, including making available adequate current public information of the Company in accordance with Rule 144(c);

(k)           timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(l)           in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such registration statement for sale in any jurisdiction, use every reasonable effort to promptly obtain the withdrawal of such order;

(m)           obtain any required regulatory approval necessary for the Purchasers to sell Warrant Shares, Dividend Shares and/or Redemption Shares in an offering; and

(n)           as a condition to registering Warrant Shares, Dividend Shares and/or Redemption Shares, the Company may require each Purchaser holding Securities as to which any registration is being effected to furnish the Company with such information regarding such person and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

4.17           Participation in Registrations.

(a)           None of the Purchasers may participate in any registration hereunder that is underwritten unless such person (i) agrees to sell its Warrant Shares, Dividend Shares and/or Redemption Shares on the basis provided in the underwriting arrangements in customary form entered into pursuant to this Agreement (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that no such person will be required to sell more than the number of Warrant Shares, Dividend Shares and/or Redemption Shares that such person has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, provided that such person shall not be required to make any representations or warranties other than those related to title and ownership of shares and as to the accuracy and completeness of statements made in a registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company or the managing underwriter(s) by such person, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such person’s failure to cooperate with such reasonable requests, will not constitute a breach by the Company of this Agreement). Notwithstanding the foregoing, the liability of any Purchaser participating in such an underwritten registration shall be limited to an amount equal to the amount of gross proceeds attributable to the sale of such person’s Warrant Shares, Dividend Shares and/or Redemption Shares;

(b)           Each person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.16(e) and 4.16(f), such person will forthwith discontinue the disposition of its Warrant Shares, Dividend Shares and/or Redemption Shares pursuant to the registration statement until such person receives copies of a supplemented or amended prospectus. In the event the Company gives any such notice, the applicable time period mentioned in Section 4.16(b) during which a registration statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 4.17(b) to and including the date when each seller of Warrant Shares, Dividend Shares and/or Redemption Shares covered by such registration statement will have received the copies of the supplemented or amended prospectus.

ARTICLE V  MISCELLANEOUS

5.1           [Intentionally Omitted]

5.2           Fees and Expenses.  The Company has agreed to reimburse the Purchaser, at the Closing, up to $25,000 for its actual out-of-pocket legal fees incurred in connection with this Agreement and the transactions contemplated herein.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto prior to 5:30 p.m.  (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m.  (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser who holds Securities or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior unanimous written consent of the holders of all outstanding Series A Preferred Stock.  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers”.  Notwithstanding anything to the contrary contained in the Transaction Documents, the Purchasers shall be entitled to pledge the Securities in connection with a bona fide margin agreement in accordance with Section 4.1 hereof.

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10           Survival.  The representations, warranties, covenants and other agreements contained herein shall survive the Closing and the delivery of the Securities as applicable for the applicable statute of limitations.  Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

5.11           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.12           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14           Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.15           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16           Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.18           Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19           Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ACCESS INTEGRATED TECHNOLOGIES, INC.	Address for Notice:
55 Madison Ave., Suite 300
Morristown, N.J. 07960
Attn: General Counsel

By:	/s/ A. Dale Mayo
Name: A. Dale Mayo
Title: CEO

With a copy to (which shall not constitute notice):

Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178
Attention: Jonathan Cooperman

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO ACCESS INTEGRATED TECHNOLOGIES, INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	OCI - Cinedigm, LLC
Signature of Authorized Signatory of Purchaser:	/s/ Dean Vanech
Name of Authorized Signatory:	Dean Vanech
Title of Authorized Signatory:	Authorized Signatory
Address for Notice of Purchaser:
Email Address of Purchaser:

Address for Notice of Purchaser:

Dean Vanech
Olympus Capital Investments, LLC
67 Park Place East
Morristown, New Jersey 07960
With a copy to (which shall not constitute notice):

O’Melveny & Myers LLP
1999 Avenue of the Stars
Los Angeles, CA 90067
Attention: John-Paul Motley

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount (in increments of $500,000):  $2,000,000

EXHIBIT A

OPINION OF COUNSEL

Exh. A-1

EXHIBIT B

FORM OF CERTIFICATE OF DESIGNATIONS

Exh. B-1

EXHIBIT C

FORM OF SERIES A PREFERRED STOCK CERTIFICATE

Exh. C-1

EXHIBIT D

FORM OF WARRANT

Exh. D-1

ACCESS INTEGRATED TECHNOLOGIES, INC.

DISCLOSURE SCHEDULES

Attached hereto are the Schedules to the Securities Purchase Agreement (the “Agreement”), by and between Access Integrated Technologies, Inc. (the “Company”) and each purchaser identified on the signature pages thereto.  Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Agreement.

Each Section referenced in the Schedules is a reference to the corresponding Section in the Agreement, except as otherwise provided herein; provided, however, that the inclusion of any matter in any Schedule shall also be deemed to be an inclusion in any other Schedule, including each representation and warranty to which it may relate.  The inclusion of a matter in the Schedules shall expressly not be deemed to constitute an admission by the Company, or otherwise imply, that such matter is material or creates a measure for materiality for the purposes of the Agreement.

The Schedules may include additional information not specifically required to be disclosed pursuant to the Agreement; such information is being provided for informational purposes only and shall not be deemed to or interpreted to broaden or otherwise amplify the Company’s representations and warranties, covenants or agreements contained in the Agreement.

Nothing in the Schedules shall influence the construction or interpretation of any of the representations and warranties contained in Agreement.  The headings contained in the Schedules are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in the Schedules or the Agreement.

Schedule 3.1(a)

Subsidiaries

PART I
Name of Subsidiary	Jurisdiction of Incorporation	Percentage of Ownership By Access Integrated Technologies, Inc.
Access Digital Media, Inc. (“AccessDM”)	Delaware	100%
Core Technology Services, Inc.	New York	100%
Hollywood Software, Inc., d/b/a AccessIt Software	California	100%
FiberSat Global Services Inc., d/b/a AccessIT Satellite and Support Services	Delaware	100%
ADM Cinema Corporation, d/b/a The Pavilion Theatre	Delaware	100%
UniqueScreen Media, Inc., d/b/a AccessIT Advertising and Creative Services (“ACS”)	Delaware	100%
Vistachiara Productions, Inc., d/b/a The Bigger Picture	Delaware	100%
Vistachiara Entertainment, Inc.	Delaware	100%
Access Digital Cinema Phase 2 Corp.	Delaware	100%

PART II
Name of Subsidiary	Jurisdiction of Incorporation	Percentage of Ownership By Hollywood Software, Inc.
PLX Acquisition Corp.	Delaware	100%

PART III
Name of Subsidiary	Jurisdiction of Incorporation	Percentage of Ownership By Access Digital Media, Inc.
Christie/AIX, Inc. (“Christie/AIX”)	Delaware	100%

PART IV
Name of Subsidiary	Jurisdiction of Incorporation	Percentage of Ownership By Access Digital Cinema Phase 2 Corp.
Access Digital Cinema Phase 2 B/AIX Corp., formerly Access Digital Cinema / Barco Phase 2 Corp.	Delaware	100%

Pursuant  to the Pledge agreement, dated as of August 1, 2006, between AccessDM and General Electric Capital Corporation (“GE”), as administrative agent and collateral agent for certain

Schedule 3.1(a) - Page 1

lenders under a Credit Agreement, dated as of August 1, 2006, by and among, AccessDM, the lenders party thereto and GE, as administrative agent and collateral agent for such lenders (the “Credit Agreement”), AccessDM has granted a security interest in, and pledged, all of the issued and outstanding capital stock that it owns in Christie/AIX to GE, as administrative agent and collateral agent for the lenders under the Credit Agreement.

In connection with the acquisition by the Company of all of the outstanding capital stock ACS from the stockholders of ACS (the “ACS Stockholders”) pursuant to a stock purchase and sale agreement dated July 6, 2006 between the Company, the ACS Stockholders and Granite Equity Limited Partnership, as Stockholder Representative (the “ACS Purchase Agreement”), as partial consideration paid by the Company to the ACS Stockholders the Company issued promissory notes in favor of the ACS Stockholders in the principal amount of approximately $5.2 million, of which approximately $431,000 was outstanding as of September 30, 2008.

Schedule 3.1(a) - Page 2

Schedule 3.1(d)

Conflicts

None

Schedule 3.1(d)

Schedule 3.1(g)

Capitalization

	Authorized	Issued & Outstanding

Class A Common Stock, Par Value $0.001	65,000,000	27,272,875	(1)

Class B Common Stock, Par Value $0.001	15,000,000	733,811	(2)

Total Common Stock	80,000,000	28,006,686

Series A Preferred Stock, Par Value $0.001	20	4

Undesignated Preferred Stock, Par Value $0.001	14,999,980	0

Total Preferred Stock	15,000,000	4

Total Capital Stock	95,000,000	28,006,686

Potentially Issuable (3):

AccessIT Equity Incentive Plan	3,700,000	3,133,411
Plus: reserved, unissued equity instruments		545,772
Warrants issued in connection with Series A Preferred Stock	700,000	700,000
Warrants issued in connection with July 2005 private placement	477,275	467,275
Warrants issued in connection with the conversion of all Convertible Debentures Warrants in August 2005	760,196	760,196
Total Potentially Issuable	5,637,471	5,606,654
Total Potentially O/S Shares		33,393,120

(1) Net of 51,440 shares purchased by the Company and held as treasury stock.
(2) Class B shares are supervoting 10:1 and are convertible to Class A at any time on a 1:1 basis.
(3) Excludes shares which may be issued at the Company’s option in payment of interest pursuant to the 2007 senior notes, and additional interest for which the Company is obligated to issue shares, ranging from 132,000 to 220,000 shares per quarter until the maturity of the notes in 2011.  The amount of such share issuances is not currently determinable.

Schedule 3.1(g)

Schedule 3.1(i)

Undisclosed Events, Liabilities and Developments

None, except for disclosures related to the transactions contemplated by this Agreement.

Schedule 3.1(i)

Schedule 3.1(k)

Litigation

A subsidiary of the Company, ADM Cinema Corporation (“ADM Cinema”), was named as a defendant in an action filed on May 19, 2008 in the Supreme Court of the State of New York, County of Kings by Pavilion on the Park, LLC (“Landlord”).  Landlord is the owner of the premises located at 188 Prospect Park West, Brooklyn, New York, known as the Pavilion Theatre.  Pursuant to the relevant lease, ADM Cinema leases the Pavilion Theatre from Landlord and operates it as a movie theatre.

In the complaint, Landlord alleges that ADM Cinema has violated its obligations under Article 12 of the lease in that ADM Cinema failed to comply with an Order of the Fire Department of the City of New York issued on September 24, 2007 calling for the installation of a sprinkler system in the Pavilion Theatre and that such violation constitutes an event of default under the lease.  Landlord seeks to terminate the lease and evict ADM Cinema from the premises and to recover its attorneys’ fees and damages for ADM Cinema’s alleged “holding over” by remaining on the premises. We believe that we have meritorious defenses against these claims and we intend to defend our position vigorously. However, if we do not prevail, any significant loss resulting in eviction may have a material effect on our business, results of operations and cash flows.

Schedule 3.1(k)

Schedule 3.1(l)

Labor Relations

None

Schedule 3.1(l)

Schedule 3.1(o)

Title

None except as disclosed in SEC Reports.

Schedule 3.1(o)

Schedule 3.1(ff)

Accountants

Eisner, LLP

Schedule 3.1(ff)

Schedule 3.1(kk)

Employee Benefits

Employment Agreements

•	Amended and Restated Employment Agreement, dated March 31, 2008, between the Company and A. Dale Mayo.

•	Employment Agreement, dated as of April 10, 2000, between the Company and Kevin Farrell.

Employee Benefit Plans

•	Second Amended and Restated 2000 Equity Incentive Plan of the Company, as amended.

•	Access Integrated Technologies, Inc. 401(k) Plan.

•	Access Integrated Technologies, Inc. Medical Plan.

•	Access DM Stock Option Plan.

Schedule 3.1(kk)

Schedule 4.8

Use of Proceeds

Gross Proceeds	$2,000,000.00

Less:
Legal and other professional fees *	$50,000.00
Finder’s Fee payable to Green Barn Advisors, LLC	$80,000.00
Proceeds for use as described in Section 4.8 of the Agreement	$1,870,000.00

* includes payment of up to $25,000 of Purchaser’s legal fees

Schedule 4.8